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                         BRIGGS & STRATTON CORPORATION

               Form 10-Q for Quarterly Period Ended April 2, 1995

                                Exhibit No. 10.9




                       RELEASE AND SETTLEMENT AGREEMENT




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                        RELEASE AND SETTLEMENT AGREEMENT

         This Release and Settlement Agreement ("Agreement"), dated as of February 27, 1995 (the "Effective Date"), is made between Briggs & Stratton Corporation ("Briggs"), a Wisconsin corporation, with offices at 12301 West Wirth Street, Wauwatosa, Wisconsin 53222, and Mr. Harold M. Stratton, II ("the "Executive").
         WHEREAS, pursuant to the terms of the Contribution Agreement, Plan and Agreement of Reorganization and Distribution, dated as of February 27, 1995, and the Schedules, Exhibits and Annexes thereto ("Contribution Documents"), the Executive will terminate his services with Briggs;
         WHEREAS, the Executive and Briggs are parties to an Employment Agreement, dated April 1, 1989 as renewed and amended from time to time, and a Change in Control Employment Agreement, dated March 8, 1990 as renewed and amended from time to time;
         WHEREAS, the Executive is a participant in Briggs' Stock Incentive Plan, Briggs' Economic Value Added Incentive Compensation Plan, and Briggs' Officer Survivor Annuity Benefit Plan;
         WHEREAS, as of the Effective Date, the Executive will be an officer and participant in various STRATTEC SECURITY CORPORATION ("STRATTEC") benefits plans.
         WHEREAS, the Executive and Briggs desire to terminate the Executive's rights under the benefit plans and agreements described above and agree upon the responsibility of such payments and benefits;





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         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Executive and Briggs hereby agree as follows:

1-4 Covenants By the Parties.
         1. The Executive's Employment Agreement, dated April 1, 1989 (and as renewed and amended from time to time), and Change in Control Employment Agreement, dated March 8, 1990 (and as renewed and amended from time to time), will terminate as of the Effective Date. Except as specifically provided elsewhere in the Contribution Documents, no further payments or other form of remuneration under the Employment Agreement and Change in Control Employment Agreement are due after the Effective Date.
         2. All of the Executive's rights in Briggs' Officer Survivor Annuity Benefit Plan, as may have been amended from time to time, will terminate as of the Effective Date. Except as specifically provided elsewhere in the Contribution Documents, no further payments or other form of remuneration under the Officer Survivor Annuity Benefit Plan are due after the Effective Date.
         3. Prior to the Effective Date, the Executive previously exercised 6,000 options exercisable in January, 1995. Briggs agrees to accelerate the Executive's exercise date for (i) 600 options (granted on February 19, 1991) from January 1, 1996 to January 18, 1995; (ii) 3,400 options





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         (granted February 19, 1991) from January 1, 1996 to the Effective
         Date; and (iii) 12,000 options (granted May 18, 1992) from January 1, 1996 and 1997 to the Effective Date. The Executive exercised the 600 options described in 3.(i) above on or before the Effective Date. The Executive agrees to exercise the 15,400 options (subject to any adjustment as a result of the spin-off of STRATTEC) described in 3.(ii) and (iii) above and Briggs agrees to cash out the options (hereafter "Proceeds") in accordance with the procedures and terms of the Briggs' Stock Incentive Plan during the April 1995 Window Period (as defined in the Briggs Stock Incentive Plan). If the April 1995 Window Period is unavailable, Briggs and the Executive agree to select the next Window Period or another mutually agreed upon date. By May 31, 1995, Executive will receive the Proceeds less any amount required by law to be withheld for income or employment taxes. The Executive agrees that all other Briggs options held by the Executive will expire as of the Effective Date and that the Executive's participation in Briggs' Stock Incentive Plan will terminate as of the Effective Date. Except as specifically provided elsewhere in the Contribution Documents, no further payments or other form of remuneration under the Briggs Stock Incentive Plan are due after the Effective Date.



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         4.      By August 15, 1995 and pursuant to the terms of Briggs'
                 Economic Value Added Incentive Compensation Plan ("EVA Plan"), the Executive will receive $55,817, less any amount required by law to be withheld for income or employment taxes, in complete payment of the Bank Balance under the EVA Plan. The Executive agrees that the Executive's participation in Briggs' EVA Plan will terminate as of the Effective Date and that, except as specifically provided elsewhere in the Contribution Documents, (including, but not limited to, any payments the Executive will receive pursuant to the Employee Benefits and Compensation Agreement, dated February 27, 1995) no further form of remuneration or payments are due.
         5.      Release.
                 The Executive, for himself, his heirs, personal representatives and assigns does hereby remise, release and discharge Briggs, its subsidiaries, affiliates, its officers, directors, employee and its agents, attorneys, heirs, successors ("Released Parties") of and from any and all manner of action or actions, cause or cause of action, suits, debts, covenants, contracts, agreements, judgements, executions, claims (including, but not limited to, contribution), liabilities, obligations and demands whatsoever in law or equity, whether known or unknown, anticipated or unanticipated, matured or



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                 unmatured, liquidated or unliquidated, fixed or contingent, which the Executive now has or may have against the Released Parties, for or by reason of any transaction, matter cause or thing whatsoever whether based on tort, contract, or otherwise, expressed or implied, or any federal, state or local law, statute, or regulation concerning the benefit plans or agreements described above in this Agreement; provided, however, that this Agreement shall not release the Released Parties from the covenants or obligation set forth in this Agreement.
         6.      Entire Agreement.
                 This Agreement constitutes the entire agreement among the parties with respect to the subject matter described herein and there are no understandings or agreements relating to this Agreement that are not fully expressed in this Agreement.
         7.      Waivers and Amendments.
                 This Agreement may be amended, superseded, canceled, renewed, or modified, and the terms hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.



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         8.      Binding Effect.
                 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns and legal representatives.
         9.      Counterparts.
                 This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.
         10.     Headings.
                 The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.
         11.     Governing Law.
                 This Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.
         12.     Reformation and Severability.
                 If any provision of this Agreement shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such provision cannot be so reformed, such provision shall be severed from this




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                 Agreement.  Such holding shall not affect or impair the
                 validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provisions of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

                 IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


Harold M. Stratton
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Harold M. Stratton, II               Briggs & Stratton Corporation


                                     John S. Shiely
                                     ---------------------------------
                                     John S. Shiely
                                     President and Chief Operating
                                     Officer



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